Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2007, in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-130353) and related Prospectus of Pregis Corporation, dated April 16, 2007.

/s/ Ernst & Young LLP

Chicago, Illinois
April 13, 2007